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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in the registration statements (No. 33-97450, No. 33-86116, 333-14601 and No. 333-48446) on Form S-8 of PVF Capital
Corp. of our report dated August 1, 2003, relating to the consolidated statement of financial condition of PVF Capital Corp. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2003 and 2002, which report appears in the June 30, 2003 Annual Report on Form 10-K of PVF Capital Corp.



                                            /s/ Crowe, Chizek and Company, LLC

                                            Crowe, Chizek and Company, LLC


Cleveland, Ohio
September 29, 2003